EXHIBIT 99.1

Guidance Software to Acquire CaseCentral

With acquisition Guidance will extend market leadership with complete e-discovery solution

PASADENA, Calif.—(BUSINESS WIRE)— Guidance Software, Inc. (NASDAQ: GUID) today announced it has signed a definitive agreement to acquire privately-held CaseCentral, Inc., a leader in the electronic discovery (e-discovery) market for Cloud-based review and production software.

Click to Tweet: @EnCase to acquire @CaseCentral - brings together leading #ediscovery, #cloud solutions http:/bit.ly/encasecentral

“The acquisition of CaseCentral will bring together industry leaders for both on-premise and Cloud-based e-discovery software. We will deliver the best of both worlds to customers by offering complete, integrated and innovative software in the e-discovery market,” said Victor Limongelli, president and chief executive officer of Guidance Software. “The combined organization will be the largest pure-play e-discovery software company, with nearly 500 total employees, and thousands of users.”

This acquisition will extend Guidance Software’s market leadership by delivering a complete e-discovery platform addressing the e-discovery needs of corporations and government agencies. The combined product portfolio will deliver to customers increased efficiency and automation, as well as lower risk for e-discovery activities. The integrated solution will span from legal hold to identification, collection, preservation, processing, first pass review, and, now with CaseCentral’s market leading software-as-a-service (SaaS) offering, best-in-class early case assessment (ECA), review and production capabilities.

The combined offering deploys software intelligently, with EnCase eDiscovery delivering the legal hold, identification, collection, preservation, and processing functions on-premise, at the customer site — close to the sources of data and the data custodians — and CaseCentral delivering the ECA, review and production functions as SaaS in the Cloud, so that geographically dispersed inside and outside counsel can efficiently review collected documents without needing any special equipment or software other than a web browser and internet connectivity.

Guidance believes the integration of EnCase eDiscovery with CaseCentral will quickly provide additional value to customers, scaling from support for single-case requirements to multi-case, multi-party requirements. Further, the unique EnCase eDiscovery Collected Data Reuse capabilities, coupled with the unique CaseCentral centralized, multi-matter legal repository should provide immediate benefit to customers by automating searches, reducing over-collection of ESI, lowering spoliation risk, re-using attorney work product where appropriate, and avoiding inadvertent production of confidential or privileged client data. See http://www.encase.com/only-with-encase.htm for more information on Collected Data Reuse and http://www.casecentral.com/enterprise.php for more information on multi-matter capabilities. These capabilities, among others, help customers to standardize e-discovery processes and drive down the risk, time and cost of e-discovery.

“CaseCentral has pioneered many significant e-discovery industry developments, including the delivery of e-discovery software via the Cloud and a centralized legal repository with multi-matter, multi-party and re-use capability,” said Chris Kruse, founder, president and chief executive officer of CaseCentral. “We are excited about joining forces with Guidance Software, as we will be well positioned to capitalize on the market’s tremendous potential and define the next generation of e-discovery solutions, benefitting both Guidance and CaseCentral customers, partners and employees.”

Under the terms of the agreement, Guidance Software will acquire CaseCentral for upfront consideration of approximately $17.1 million, consisting of approximately $8.3 million in cash, $8.3 million in Guidance Software common stock, and the assumption of $0.5 million of debt, net of cash. Depending on CaseCentral’s SaaS revenue growth, Guidance Software may pay up to an additional $33 million in cash over the next three years. The transaction is subject to customary closing conditions and is expected to close during the first quarter of 2012. Guidance Software expects the transaction to add approximately $10 million in SaaS revenue in 2012, and to be slightly dilutive to slightly accretive to 2012 non-GAAP EPS and accretive to 2013 non-GAAP EPS.

Atlas Technology Group acted as financial advisor to Guidance Software in this transaction.

Conference Call Information:

The company will host a conference call today at 2:00 p.m. pacific time, 5:00 p.m. eastern time to discuss its quarterly results and this acquisition. Participants should call (877) 303-9850 (North America) or (408) 427-3732 (International) and should dial in at least 5 minutes prior to the conference call.

A webcast and replay of the call may also be found on the Internet through Guidance Software’s Investor Relations website at http://investors.guidancesoftware.com/events.cfm. Registered users may access this content over the Internet, and there is no cost to register. If you have not already registered, please do so at least 15 minutes prior to the start of the conference call.

An audio-only replay of the call will be available by calling (404) 537-3406, passcode 41017140, available from 8:00 pm eastern time, February 7, 2012, through midnight eastern time, February 14, 2012.

About Guidance Software

Guidance Software is recognized worldwide as the industry leader in digital investigative solutions. Its EnCase® platform, with more than 40,000 licenses distributed worldwide, provides the foundation for government, corporate and law enforcement organizations to conduct thorough, network-enabled, and court-validated computer investigations of any kind, such as responding to e-discovery requests, conducting internal investigations, responding to regulatory inquiries or performing data and compliance auditing - all while maintaining the integrity of the data. The EnCase® Enterprise platform is used by numerous Federal Civilian and Defense agencies, more than half of the Fortune 100, and thousands attend Guidance Software’s renowned training programs annually. For more information about Guidance Software, visit www.guidancesoftware.com.

EnCase® , EnScript®, FastBloc®, EnCE®, Guidance Software™ and Tableau™ are registered trademarks or trademarks owned by Guidance Software in the United States and other jurisdictions and may not be used without prior written permission.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from current expectations. There can be no assurance that demand for the Guidance Software’s products will continue at current or greater levels, or that the Company will continue to grow revenues, or be profitable. There can be no assurances that strategic acquisitions of the Company will ultimately be successful for the Company. There are also risks that the Guidance Software’s pursuit of providing network security and e-discovery technology, including Cloud-based review and production software, might not be successful, or that if successful, it will not materially enhance the Guidance Software’s financial performance; that the Company could fail to retain key employees; that changes in customer requirements and other general economic and political uncertainties could impact the Guidance Software’s relationship with its customers; and that delays in product development, competitive pressures or technical difficulties could impact timely delivery of next-generation products; and other risks and uncertainties that are described from time to time in Guidance Software’s periodic reports and registration statements filed with the Securities and Exchange Commission. The Company specifically disclaims any responsibility for updating these forward-looking statements.

GUID-F

Guidance Software, Inc.

Alex Andrianopoulos, 626-229-9191

newsroom@guidancesoftware.com

Source: Guidance Software, Inc.

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